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AMISH NATURALS SIGNS SALES & MARKETING AGREEMENT WITH
ACOSTA’S NATIONAL/SPECIALITY SALES

North America’s Leading Sales and Marketing Agency
To Market the Company’s Organic, Amish-Produced Line to Major Retailers

HOLMESVILLE, OH, December 19 - Amish Naturals, Inc. (OTCBB: AMNT) announced today that it has entered into an agreement with the Natural/Specialty Sales, LLC division of Acosta Sales and Marketing to market and sell the Company’s premium, all organic, Amish-produced food line to specialty stores and major food retailers.

Headquartered in Jacksonville, Fla., and with offices in every major city in the U.S. and Canada, Acosta currently serves more than 1,300 consumer packaged goods companies, and represents more number one and number two brands than any other sales agency in North America.

The Company will be working with Acosta’s Natural/Specialty Sales, LLC division, founded exclusively to serve manufacturers of natural, organic, gourmet and ethnic foods. Through this division, Acosta calls on both natural food stores and the growing number of national supermarket chains that feature natural/specialty food aisles.

“That Acosta has agreed to represent our brand speaks volumes about our concept and quality,” said Amish Naturals CEO, David Skinner, Sr.“Acosta represents nearly one quarter of all the inventory in store warehouses in this country through its representation of numerous category-leading brands. That’s great company to keep.”

“Acosta has 11,000 associates in North America, has deep industry relationships at the headquarters level and significant presence at store level. These strengths are vital to our introduction,” said Don Alarie, Amish Naturals Vice President of Sales & Marketing. “Representation by the industry leader bodes well for a strong launch and our goal to achieve rapid growth.”

“Amish Naturals is a great fit in the premium portfolio we’re building through our natural and specialty sales unit,” said John Caruso, National Senior Vice President Client Services, Natural/Specialty Sales. “As organics continue to grow rapidly, we’re looking for next generation brands like Amish Naturals that deliver on all key counts - taste, quality and authenticity - and that should resonate at the trade and consumer levels.”

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About Amish Naturals

Amish Naturals' mission is to increase shareholder value through the sale and distribution of organic, Amish food products to the exploding market for organic and wholesome foods. Last year, the U.S. market for natural/organic foods was estimated to have totaled approximately $13.8 billion. Building on generations of traditions, the Company has created food that reflects the wholesomeness and purity of the Amish people and their culinary customs, including a variety of the finest homemade Amish Pasta™. For more information, please visit www.amishnaturals.com.

Business Risks and Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the expected launch of the Company’s products, its revenue growth, or the continued revenue growth of the organic and wholesome foods segments. These statements are expressly made in reliance on the safe harbor provisions contained in Section 21E of the Securities Exchange Act of 1934. Sales and earnings trends are affected by many factors including, among others, our entry into an effective distribution agreement with one or more wholesale food brokers or large-scale retail outlets, the effectiveness of our promotion and merchandising strategies, the efficient operation of our production facility and supply chain, the changing dietary and culinary habits of consumers in our target markets, and our effective management of business risks.

In light of these risks, the forward-looking statements contained in this press release are not guarantees of future performance and in fact may not be realized. Our actual results could differ materially and adversely from those expressed in this press release. Further, the statements made by us represent our views only as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. We do not presently intend to update these statements prior to the filing of our next report with the Securities and Exchange Commission and undertake no duty to any person to effect any such update under any circumstances. Investors are also urged to review carefully the discussion under the caption “Risk Factors” in our Current Report on Form 8-K filed on October 31, 2006, with the Securities and Exchange Commission, which may be accessed through the EDGAR database maintained by the SEC at www.sec.gov.

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